UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): January 26, 2015

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	October '14	November '14	December '14
Process Management	0 to +5	-5 to 0	-5 to 0
Industrial Automation	-5 to 0	0	-5 to 0
Network Power	0 to +5	0 to +5	-5 to 0
Climate Technologies	>+20	+15 to 20	0 to +5
Commercial & Residential Solutions	+5 to 10	0 to +5	+5
Total Emerson	+5	0 to +5	-5 to 0

December 2014 Orders Comments

Trailing three-month orders decreased slightly reflecting mixed demand among geographies and markets and strength in the U.S. dollar, which deducted 5 percentage points through translation. Underlying orders grew moderately, led by Process Management and Commercial & Residential Solutions. Given the continued strength of the U.S. dollar against most foreign currencies, the impact on full year GAAP reported sales is expected to be 4 to 5 percentage points. The global economies are clearly in a transition period with a significantly lower cost of oil, a stronger U.S. dollar and continued weakness in Europe.

Process Management orders trends continued to reflect unfavorable currency translation, which deducted 9 percentage points including backlog revaluation. Underlying orders growth was solid, led by Europe (including a large power project in Poland) and North America. Demand was mixed in other world areas, with modest growth in Asia while Latin America and Middle/East Africa were down.

Industrial Automation orders were down, reflecting a 4 percentage point deduction from currency translation. Underlying orders were flat, as growth in the electrical distribution, materials joining and fluid automation businesses was offset by decreases in power generation and motors and drives.

Network Power orders decreased as currency translation deducted 4 percentage points. Underlying orders were up slightly, as growth in data center markets offset weak global telecommunications investment. Demand for data center infrastructure was mixed, with growth in Europe, including the second phase of a large project in Sweden, offset by softness in North America and decreases in Asia and Latin America.

Climate Technologies orders growth slowed as expected with the completion of the inventory build driven by regulatory changes for U.S. residential air conditioning. Underlying orders growth was modest, led by global refrigeration and air conditioning. Asia and North America grew moderately, while market conditions remained slow in Europe. Currency translation deducted 2 percentage points

Commercial & Residential Solutions orders grew moderately, reflecting continued momentum in North America. Growth was led by professional tools, wet/dry vacuums and food waste disposers. Currency translation deducted 1 percentage point.

Upcoming Investor Events

On Tuesday, February 3, 2015, Emerson will report first quarter 2015 results. Management will discuss the results during a conference call at 2:00 p.m ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

On Thursday, February 19, 2015, Emerson will host its annual investor conference in New York from 9:00 a.m. to approximately 12:30 p.m. ET. Access to a live webcast of the presentation will be available at www.emerson.com/financial at the time of the event. A replay of the conference will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	January 26, 2015	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary